Exhibit 5.1

[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]

June 23, 2017

Hilton Domestic Operating Company Inc.

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Ladies and Gentlemen:

We have acted as counsel to Hilton Domestic Operating Company Inc., a Delaware corporation (“HOC”), Hilton Worldwide Finance LLC, a Delaware limited liability company (“HWF”), and Hilton Worldwide Finance Corp., a Delaware corporation (“HWFC” and, together with HOC and HWF, the “Issuers”), and to the guarantors listed on Schedule I hereto (together with, in the case of the 2024 Notes (as defined below), HWF and HWFC, and, in the case of the 2025 Notes (as defined below) and 2027 Notes (as defined below), HOC, the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by (i) HOC of up to $1,000,000,000 aggregate principal amount of 4.250% Senior Notes due 2024 (the “2024 Notes”) and (ii) HWF, as issuer, and HWFC, as co-issuer, of up to $900,000,000 aggregate principal amount of 4.625% Senior Notes due 2025 (the “2025 Notes”) and up to $600,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 (the “2027 Notes” and, together with the 2024 Notes and 2025 Notes, the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Exchange Guarantees”) with respect to the Exchange Securities. The 2024 Notes and the Exchange Guarantees with respect to the 2024 Notes will be issued under an indenture, dated as of August 18, 2016 (as amended by the first supplemental indenture, dated as of September 22, 2016, the second supplemental indenture, dated as of September 22, 2016, the third supplemental indenture, dated as of October 20, 2016 and the fourth supplemental indenture, dated as of December 12, 2016, the “2016 Indenture”), among Hilton Escrow Issuer LLC and Hilton Escrow Issuer Corp., as predecessors-in-interest to HOC, HOC, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The 2025 Notes, the 2027 Notes and the Exchange Guarantees with respect to the 2025 Notes and the 2027 Notes will be issued under an indenture, dated as of March 16, 2017 (the “2017 Indenture” and, together with the 2016 Indenture, the “Indentures”), among HWF, HWFC, the Guarantors and the Trustee. The 2024 Notes and the Exchange Guarantees with respect to the 2024 Notes will be offered by HOC and the Guarantors in exchange for their outstanding 4.250% Senior Notes due 2024 and the guarantees thereof that were issued on August 18, 2016. The 2025 Notes, the 2027 Notes and the Exchange Guarantees with respect to the 2025 Notes and the 2027 Notes will be offered by HWF, HWFC and the Guarantors in exchange for their outstanding 4.625% Senior Notes due 2025, 4.875% Senior Notes due 2027 and the respective guarantees thereof that were issued on March 16, 2017.

We have examined the Registration Statement and each of the Indentures (including the form of each Exchange Security and the terms of the Exchange Guarantees set forth therein), which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Issuers and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that each Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture pursuant to the exchange offers described in the Registration Statement, the Exchange Securities will constitute valid and legally binding obligations of the applicable Issuers, enforceable against such Issuers in accordance with their terms.

2. When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture pursuant to the exchange offers described in the Registration Statement and (b) the Exchange Guarantees have been duly issued, the Exchange Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by (i) the respective laws of the States of Arizona, California, Kansas, Missouri and Texas, we have relied upon the opinion of Dentons US LLP, (ii) the law of the State of Florida, we have relied upon the opinion of Hill, Ward & Henderson, P.A., (iii) the law of the State of Louisiana, we have relied upon the opinion of Jones Walker LLP, (iv) the law of the Commonwealth of Massachusetts, we have relied upon the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, (v) the law of the State of Nevada, we have relied upon the opinion of Rice Reuther Sullivan & Carroll LLP and (vi) the law of the State of Tennessee, we have relied upon the opinion of Bass, Berry & Sims PLC, each dated the date hereof and our opinions are subject to the qualifications, assumptions, limitations and exceptions set forth therein.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act and, to the extent set forth herein, the respective laws of the States of Arizona, California, Florida, Kansas, Louisiana, Missouri, Nevada, Tennessee and Texas and the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

Guarantor	State of Incorporation or Organization

Destination Resorts LLC	Arizona
Doubletree Hotel Systems LLC	Arizona
Doubletree Hotels LLC	Arizona
DT Management LLC	Arizona
DT Real Estate, LLC	Arizona
DTM Atlanta/Legacy, Inc.	Arizona
DTM Coconut Grove, Inc.	Arizona
DTM Largo, Inc.	Arizona
DTM Maryland, Inc.	Arizona
DTM Santa Clara LLC	Arizona
DTM Walnut Creek, Inc.	Arizona
DTR FCH Holdings, Inc.	Arizona
DTR PAH Holding, Inc.	Arizona
DTR San Antonio, Inc.	Arizona
HIC Gaming California, Inc.	California
HIC San Pablo Limited, Inc.	California
HIC San Pablo, L.P.	California
90210 Biltmore Management, LLC	Delaware
90210 Desert Resorts Management Co., LLC	Delaware
90210 Grand Wailea Management Co., LLC	Delaware
90210 LLC	Delaware
90210 Management Company, LLC	Delaware
Andiamo’s O’Hare, LLC	Delaware
Blue Bonnet Security, LLC	Delaware
Canopy Brand Management LLC	Delaware
Compris Hotel LLC	Delaware
Conrad International Manage (CIS) LLC	Delaware
Conrad Management LLC	Delaware
Curio Brand Management LLC	Delaware
Doubletree LLC	Delaware
Doubletree Management LLC	Delaware
EJP LLC	Delaware
Embassy Development LLC	Delaware
Embassy Equity Development LLC	Delaware
Embassy Suites (Isla Verde), Inc.	Delaware
Embassy Suites Management LLC	Delaware
Embassy Syracuse Development LLC	Delaware
EPAM Corporation	Delaware
Hampton Inns LLC	Delaware
Hampton Inns Management LLC	Delaware
HHC BC Orlando, LLC	Delaware
HIC First LLC	Delaware

HIC Holdings LLC	Delaware
HIC Hotels U.S.A. LLC	Delaware
HIC Racing Corporation	Delaware
HIC Second LLC	Delaware
Hilton Beverage LLC	Delaware
Hilton Chicago Beverage I LLC	Delaware
Hilton Chicago Beverage II LLC	Delaware
Hilton Chicago Beverage III LLC	Delaware
Hilton Chicago Beverage IV LLC	Delaware
Hilton Corporate Director LLC	Delaware
Hilton Domestic Franchise LLC	Delaware
Hilton Domestic Management LLC	Delaware
Hilton El Con Management LLC	Delaware
Hilton El Con Operator LLC	Delaware
Hilton Electronic Distribution Systems, LLC	Delaware
Hilton Franchise Holding LLC	Delaware
Hilton Garden Inns Management LLC	Delaware
Hilton Hawaii Corporation	Delaware
Hilton Honors Worldwide LLC	Delaware
Hilton Illinois Holdings LLC	Delaware
Hilton Inns LLC	Delaware
Hilton International Holding LLC	Delaware
Hilton Management LLC	Delaware
Hilton New Jersey Service Corp.	Delaware
Hilton Recreation LLC	Delaware
Hilton San Diego LLC	Delaware
Hilton Spring Corporation	Delaware
Hilton Supply Management LLC	Delaware
Hilton Systems Solutions, LLC	Delaware
Hilton Systems, LLC	Delaware
Hilton Worldwide Holdings Inc.	Delaware
Hilton Worldwide Parent LLC	Delaware
HLT Audubon LLC	Delaware
HLT Conrad Domestic LLC	Delaware
HLT Domestic JV Holdings LLC	Delaware
HLT ESP International Franchise LLC	Delaware
HLT ESP International Franchisor Corporation	Delaware
HLT ESP International Manage LLC	Delaware
HLT ESP International Management Corporation	Delaware
HLT ESP Manage LLC	Delaware
HLT Existing Franchise Holding LLC	Delaware
HLT Franchise II Borrower LLC	Delaware
HLT HQ SPE LLC	Delaware
HLT HSM Holding LLC	Delaware
HLT HSS Holding LLC	Delaware
HLT JV Acquisition LLC	Delaware

HLT Lifestyle International Franchise LLC	Delaware
HLT Lifestyle International Franchisor Corporation	Delaware
HLT Lifestyle International Manage LLC	Delaware
HLT Lifestyle International Management Corporation	Delaware
HLT Lifestyle Manage LLC	Delaware
HLT Memphis Data LLC	Delaware
HLT Owned II Holding LLC	Delaware
HLT Owned II-A Borrower LLC	Delaware
HLT Palmer LLC	Delaware
Home2 Brand Management LLC	Delaware
Homewood Suites Management LLC	Delaware
Hotels Statler Company, Inc.	Delaware
HPP Hotels USA, LLC	Delaware
HPP International LLC	Delaware
HTGV, LLC	Delaware
Innvision, LLC	Delaware
Lockwood Palmer House, LLC	Delaware
Potter’s Bar Palmer House, LLC	Delaware
Promus Hotel Services, Inc.	Delaware
Promus Hotels Florida LLC	Delaware
Promus Hotels LLC	Delaware
Promus Hotels Minneapolis, Inc.	Delaware
Promus Hotels Parent LLC	Delaware
Promus Operating LLC	Delaware
Promus/Kingston Development Corporation	Delaware
Samantha Hotel LLC	Delaware
Tru Brand Management LLC	Delaware
WA Collection International, LLC	Delaware
Waldorf=Astoria Management LLC	Delaware
Florida Conrad International Corp.	Florida
Embassy Suites Club No. 1, Inc.	Kansas
Hotel Clubs of Corporate Woods, Inc.	Kansas
Embassy Suites Club No. Three, Inc.	Louisiana
International Rivercenter Lessee, L.L.C.	Louisiana
DTM Cambridge, Inc.	Massachusetts
Chesterfield Village Hotel, LLC	Missouri
Bally’s Grand Property Sub I, LLC	Nevada
Conrad International (Belgium) LLC	Nevada
Conrad International (Egypt) Resorts Corporation	Nevada
Conrad International (Indonesia) Corporation	Nevada
Conrad International Investment (Jakarta) Corporation	Nevada
Hilton Holdings, LLC	Nevada
Hilton Hospitality, LLC	Nevada
Hilton Illinois, LLC	Nevada
Peacock Alley Service Company, LLC	New York
Washington Hilton, L.L.C.	New York

Embassy Memphis Corporation	Tennessee
Embassy Suites Club No. Two, Inc.	Texas
SALC, Inc.	Texas

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